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                                                             Exhibit (12)

                    COMPASS BANCSHARES, INC. AND SUBSIDIARIES
                        Ratio of Earnings to Fixed Charges
                                (In Thousands)
                                  (Unaudited)

                                                 Nine Months Ended
                                                    September 30
                                             --------------------------
                                                1998            1997
                                             ----------      ----------
Pretax income                                 $ 205,194       $ 186,475
Add fixed charges:
  Interest on deposits                          281,497         274,712
  Interest on borrowings                        109,273          88,621
  Portion of rental expense
   representing interest expense                  4,198           3,787
                                             ----------      ----------
      Total fixed charges                       394,968         367,120
                                             ----------      ----------
    Income before fixed charges               $ 600,162       $ 553,595
                                             ==========      ==========

Pretax income                                 $ 205,194       $ 186,475
Add fixed charges (excluding
 interest on deposits):
  Interest on borrowings                        109,273          88,621
  Portion of rental expense
   representing interest expense                  4,198           3,787
                                             ----------      ----------
      Total fixed charges                       113,471          92,408
                                             ----------      ----------
    Income before fixed charges
     (excluding interest on deposits)         $ 318,665       $ 278,883
                                             ==========      ==========

RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits                  1.52x           1.51x
  Excluding interest on deposits                  2.81x           3.02x


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